Exhibit 12.1

                 Statement of  Computation  of Earnings to Fixed Charges for the
            six month periods ended June 30, 1997 and June 30, 1996

                                         For the six months ended
                                 June 30, 1997                June 30, 1996
                               -----------------            -----------------

Net income                       $       13,590              $         8,857
Interest expense                         14,748                       15,870
                               -----------------            -----------------
Earnings before interest                 28,338                       24,727

Interest expense                         14,748                       15,870
Preferred dividends                       8,410                        1,750
                               -----------------            -----------------
Fixed charges                            23,158                       17,620

Earnings to fixed charges                  1.22                         1.40
                               =================            =================